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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and in the Registration Statements on Form S-8 listed below of Coyote Network Systems, Inc., formerly The Diana Corporation, of our report dated September 22, 1997, except as to the last paragraph of Note 8, which is as of November 4, 1998 and the "Discontinuance of Switch Business" section of Note 2, which is as of May 8, 2000, relating to the financial statements and financial statement schedule of The Diana Corporation, which appears in this Annual Report on Form 10-K/A (Amendment No. 5).



     1. Registration Statement on Form S-3


        (Registration No. 33-88392)



     2. Registration Statement on Form S-8


        (Registration No. 33-67188)



     3. Registration Statement on Form S-3


        (Registration No. 33-1055)



     4. Registration Statement on Form S-8


        (Registration No. 33-63011)



     5. Registration Statement on Form S-8


        (Registration No. 33-63013)



     6. Registration Statement on Form S-8


        (Registration No. 33-63017)


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP


Milwaukee, Wisconsin


June 29, 2000


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